Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS IMPROVED THIRD QUARTER FISCAL 2012 RESULTS

•                  Third Quarter Net Loss of $0.06 per Diluted Share Compared to Prior Third Quarter Net Loss of $0.09 per Diluted Share

•                  Third Quarter Adjusted EBITDA of $221.5 Million Compared to Prior Third Quarter Adjusted EBITDA of $212.5 Million

•                  Fourth Consecutive Quarter of Comparable Store Sales and Adjusted EBITDA Increases

•                  Rite Aid Raises Fiscal 2012 Earnings Outlook

CAMP HILL, Pa. (December 15, 2011)—Rite Aid Corporation (NYSE: RAD) today reported improved financial results for its third fiscal quarter ended November 26, 2011.

The company reported revenues of $6.3 billion, a net loss of $52.0 million or $0.06 per diluted share and Adjusted EBITDA of $221.5 million or 3.5 percent of revenues. These results benefited primarily from continued growth in same store sales.

“We remain pleased with the continued improvement in our top-line results, highlighted by same store sales and Adjusted EBITDA increases for the fourth consecutive quarter,” said John Standley, Rite Aid President and CEO. “Our pharmacy sales growth was strong this quarter, with key drivers being our well-planned and executed flu immunization program and continued favorable customer response to our wellness+ loyalty program.”

“With respect to our flu immunization program, through the entire team’s efforts, our more than 11,000 chain wide immunizing pharmacists have already provided more than double the number of flu shots we did last year and are on pace to achieve our goal of administering 1.5 million immunizations for this season. Additionally, we now have more than 47 million enrolled members in our wellness+ program and we will continue to enhance its value to members with even stronger, more compelling offerings in the new year.”

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Third Quarter Summary

Revenues for the 13-week quarter were $6.3 billion versus revenues of $6.2 billion in the prior year third quarter. Revenues increased 1.8 percent primarily as a result of an increase in same store sales, which were partially offset by store closings.

Same store sales for the quarter increased 2.0 percent over the prior 13-week period, with flat front end sales and a 2.9 percent increase in the pharmacy. Pharmacy sales included an approximate 163 basis point negative impact from new generic introductions. The number of prescriptions filled in comparable stores increased 0.5 percent over the prior-year period. Prescription sales accounted for 68.7 percent of total drugstore sales, and third party prescription revenue was 96.4 percent of pharmacy sales.

Net loss was $52.0 million or $0.06 per diluted share compared to last year’s third quarter net loss of $79.1 million or $0.09 per diluted share. An increase in gross profit and decreases in depreciation and amortization, lease termination and impairment charges, interest expense and lower deferred revenue related to the company’s customer loyalty program contributed to the decrease in net loss. Partially offsetting these improvements was an increase in operating expenses and LIFO charges.

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $221.5 million or 3.5 percent of revenues for the third quarter compared to $212.5 million or 3.4 percent of revenues for the like period last year.

In the third quarter, the company relocated 2 stores, remodeled 119 Wellness stores and closed 18 stores. Stores in operation at the end of the quarter totaled 4,679.

Rite Aid Updates Sales, Adjusted EBITDA and Net Loss Guidance for Fiscal 2012.

Rite Aid has updated its fiscal 2012 guidance with sales expected to be between $25.85 billion and $26.0 billion, same store sales to range from an increase of 1.15 percent to an increase of 1.75 percent over fiscal 2011 and Adjusted EBITDA (which is reconciled to net loss in the attached table) to be between $865 million and $910 million. Net loss is expected to be between $325 million and $440 million or a loss per diluted share of $0.37 to $0.50. Capital expenditures are expected to be $250 million.

2

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on December 17, 2011. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 32572382.

Rite Aid is one of the nation’s leading drugstore chains with approximately 4,700 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to customer loyalty program and other items.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	November 26, 2011	February 26, 2011
ASSETS
Current assets:
Cash and cash equivalents	$148,474	$91,116
Accounts receivable, net	970,218	966,457
Inventories, net of LIFO reserve of $942,515 and $875,012	3,389,054	3,158,145
Prepaid expenses and other current assets	109,358	195,647
Total current assets	4,617,104	4,411,365
Property, plant and equipment, net	1,940,470	2,039,383
Other intangibles, net	560,963	646,177
Other assets	438,497	458,925
Total assets	$7,557,034	$7,555,850

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$25,313	$63,045
Accounts payable	1,376,009	1,307,872
Accrued salaries, wages and other current liabilities	1,133,065	1,049,406
Total current liabilities	2,534,387	2,420,323
Long-term debt, less current maturities	6,172,550	6,034,525
Lease financing obligations, less current maturities	113,808	122,295
Other noncurrent liabilities	1,142,134	1,190,074
Total liabilities	9,962,879	9,767,217

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	169,034	161,650
Common stock	898,400	890,297
Additional paid-in capital	4,277,215	4,281,623
Accumulated deficit	(7,722,124)	(7,514,796)
Accumulated other comprehensive loss	(28,371)	(30,142)
Total stockholders’ deficit	(2,405,845)	(2,211,367)
Total liabilities and stockholders’ deficit	$7,557,034	$7,555,850

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended November 26, 2011	Thirteen weeks ended November 27, 2010
Revenues	$6,312,584	$6,202,353
Costs and expenses:
Cost of goods sold	4,641,204	4,561,200
Selling, general and administrative expenses	1,583,098	1,578,142
Lease termination and impairment charges	11,540	17,003
Interest expense	129,927	133,742
Gain on sale of assets, net	(2,172)	(7,050)

	6,363,597	6,283,037

Loss before income taxes	(51,013)	(80,684)
Income tax expense (benefit)	972	(1,613)
Net loss	$(51,985)	$(79,071)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(51,985)	$(79,071)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,498)	(2,354)
Loss attributable to common stockholders - basic and diluted	$(54,509)	$(81,451)

Basic and diluted weighted average shares	886,629	883,515

Basic and diluted loss per share	$(0.06)	$(0.09)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended November 26, 2011	Thirty-nine weeks ended November 27, 2010
Revenues	$18,974,468	$18,758,441
Costs and expenses:
Cost of goods sold	13,963,208	13,766,924
Selling, general and administrative expenses	4,773,086	4,827,780
Lease termination and impairment charges	43,748	56,820
Interest expense	391,516	415,077
Loss on debt modifications and retirements, net	17,510	44,003
Gain on sale of assets, net	(7,812)	(10,786)

	19,181,256	19,099,818

Loss before income taxes	(206,788)	(341,377)
Income tax expense	533	8,354
Net loss	$(207,321)	$(349,731)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(207,321)	$(349,731)
Accretion of redeemable preferred stock	(77)	(77)
Cumulative preferred stock dividends	(7,384)	(6,957)
Loss attributable to common stockholders - basic and diluted	$(214,782)	$(356,765)

Basic and diluted weighted average shares	885,388	882,668

Basic and diluted loss per share	$(0.24)	$(0.40)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended November 26, 2011	Thirteen weeks ended November 27, 2010

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,312,584	$6,202,353
Cost of goods sold	4,641,204	4,561,200
Gross profit	1,671,380	1,641,153
LIFO charge	27,501	3,024
FIFO gross profit	1,698,881	1,644,177

Gross profit as a percentage of revenues	26.48%	26.46%
LIFO charge as a percentage of revenues	0.44%	0.05%
FIFO gross profit as a percentage of revenues	26.91%	26.51%

Selling, general and administrative expenses	1,583,098	1,578,142
Selling, general and administrative expenses as a percentage of revenues	25.08%	25.44%

Cash interest expense	121,321	123,489
Non-cash interest expense	8,606	10,253
Total interest expense	129,927	133,742

Adjusted EBITDA	221,460	212,499
Adjusted EBITDA as a percentage of revenues	3.51%	3.43%

Net loss	(51,985)	(79,071)
Net loss as a percentage of revenues	-0.82%	-1.27%

Total debt	6,311,671	6,249,094
Invested cash	1,258	1,371
Total debt net of invested cash	6,310,413	6,247,723

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	55,852	31,864
Intangible assets acquired	11,643	5,849
Total cash capital expenditures	67,495	37,713
Equipment received for noncash consideration	1,358	222
Equipment financed under capital leases	4,095	772
Gross capital expenditures	$72,948	$38,707

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended November 26, 2011	Thirty-nine weeks ended November 27, 2010

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$18,974,468	$18,758,441
Cost of goods sold	13,963,208	13,766,924
Gross profit	5,011,260	4,991,517
LIFO charge	67,503	44,080
FIFO gross profit	5,078,763	5,035,597

Gross profit as a percentage of revenues	26.41%	26.61%
LIFO charge as a percentage of revenues	0.36%	0.23%
FIFO gross profit as a percentage of revenues	26.77%	26.84%

Selling, general and administrative expenses	4,773,086	4,827,780
Selling, general and administrative expenses as a percentage of revenues	25.16%	25.74%

Cash interest expense	365,744	381,442
Non-cash interest expense	25,772	33,635
Total interest expense	391,516	415,077

Adjusted EBITDA	668,570	643,533
Adjusted EBITDA as a percentage of revenues	3.52%	3.43%

Net loss	(207,321)	(349,731)
Net loss as a percentage of revenues	-1.09%	-1.86%

Total debt	6,311,671	6,249,094
Invested cash	1,258	1,371
Total debt net of invested cash	6,310,413	6,247,723

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	146,138	104,383
Intangible assets acquired	28,090	16,071
Total cash capital expenditures	174,228	120,454
Equipment received for noncash consideration	3,092	2,428
Equipment financed under capital leases	6,476	2,836
Gross capital expenditures	$183,796	$125,718

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended November 26, 2011	Thirteen weeks ended November 27, 2010

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(51,985)	$(79,071)
Adjustments:
Interest expense	129,927	133,742
Income tax expense (benefit)	972	(1,613)
Depreciation and amortization	107,579	124,985
LIFO charges	27,501	3,024
Lease termination and impairment charges	11,540	17,003
Stock-based compensation expense	4,089	4,167
Gain on sale of assets, net	(2,172)	(7,050)
Closed facility liquidation expense	1,527	2,386
Severance costs	—	2,019
Customer loyalty card program revenue deferral (a)	(5,846)	13,807
Other	(1,672)	(900)
Adjusted EBITDA	$221,460	$212,499
Percent of revenues	3.51%	3.43%

Notes:

(a)         Relates to deferral of revenues for our customer loyalty program.

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Thirty-nine weeks ended November 26, 2011	Thirty-nine weeks ended November 27, 2010

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(207,321)	$(349,731)
Adjustments:
Interest expense	391,516	415,077
Income tax expense	533	8,354
Depreciation and amortization	333,381	378,998
LIFO charges	67,503	44,080
Lease termination and impairment charges	43,748	56,820
Stock-based compensation expense	11,612	13,902
Gain on sale of assets, net	(7,812)	(10,786)
Loss on debt modifications and retirements, net	17,510	44,003
Closed facility liquidation expense	5,159	6,619
Severance costs	256	2,029
Customer loyalty card program revenue deferral (a)	22,905	34,238
Other	(10,420)	(70)
Adjusted EBITDA	$668,570	$643,533
Percent of revenues	3.52%	3.43%

Notes:

(a)                                  Relates to deferral of revenues for our customer loyalty program.

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended November 26, 2011	Thirteen weeks ended November 27, 2010

OPERATING ACTIVITIES:
Net loss	$(51,985)	$(79,071)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	107,579	124,985
Lease termination and impairment charges	11,540	17,003
LIFO charges	27,501	3,024
Gain on sale of assets, net	(2,172)	(7,050)
Stock-based compensation expense	4,089	4,167
Changes in operating assets and liabilities:
Accounts receivable	(21,190)	(27,633)
Inventories	(126,646)	(76,330)
Accounts payable	28,800	(38,648)
Other assets and liabilities, net	24,466	33,146
Net cash provided by (used in) operating activities	1,982	(46,407)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(55,852)	(31,864)
Intangible assets acquired	(11,643)	(5,849)
Proceeds from sale-leaseback transactions	2,428	—
Proceeds from dispositions of assets and investments	7,592	8,345
Net cash used in investing activities	(57,475)	(29,368)
FINANCING ACTIVITIES:
Net proceeds from revolver	118,000	58,000
Principal payments on long-term debt	(4,392)	(6,147)
Change in zero balance cash accounts	11,934	13,789
Net proceeds from the issuance of common stock	62	7
Deferred financing costs paid	—	(244)
Net cash provided by financing activities	125,604	65,405
Increase (decrease) in cash and cash equivalents	70,111	(10,370)
Cash and cash equivalents, beginning of period	78,363	132,412
Cash and cash equivalents, end of period	$148,474	$122,042

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirty-nine weeks ended November 26, 2011	Thirty-nine weeks ended November 27, 2010

OPERATING ACTIVITIES:
Net loss	$(207,321)	$(349,731)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	333,381	378,998
Lease termination and impairment charges	43,748	56,820
LIFO charges	67,503	44,080
Gain on sale of assets, net	(7,812)	(10,786)
Stock-based compensation expense	11,612	13,902
Loss on debt modifications and retirements, net	17,510	44,003
Changes in operating assets and liabilities:
Accounts receivable	(7,636)	(18,970)
Inventories	(298,936)	(136,496)
Accounts payable	179,925	272,730
Other assets and liabilities, net	124,067	172,852
Net cash provided by operating activities	256,041	467,402
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(146,138)	(104,383)
Intangible assets acquired	(28,090)	(16,071)
Proceeds from sale-leaseback transactions	2,428	—
Proceeds from dispositions of assets and investments	16,955	17,266
Net cash used in investing activities	(154,845)	(103,188)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	341,285	650,000
Net proceeds from (repayments to) revolver	163,000	(22,000)
Principal payments on long-term debt	(439,553)	(775,236)
Change in zero balance cash accounts	(106,347)	(144,693)
Net proceeds from the issuance of common stock	566	101
Financing fees paid for early debt redemption	—	(19,666)
Deferred financing costs paid	(2,789)	(34,272)
Net cash used in financing activities	(43,838)	(345,766)
Increase in cash and cash equivalents	57,358	18,448
Cash and cash equivalents, beginning of period	91,116	103,594
Cash and cash equivalents, end of period	$148,474	$122,042

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 3, 2012

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,850,000	$26,000,000

Same store sales	1.15%	1.75%

Gross capital expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(440,000)	$(325,000)
Adjustments:
Interest expense	535,000	530,000
Income tax benefit	(10,000)	(15,000)
Depreciation and amortization	445,000	440,000
LIFO charge	110,000	90,000
Store closing and impairment charges	150,000	140,000
Stock-based compensation expense	16,000	15,000
Customer loyalty card program revenue deferral (a)	35,000	25,000
Loss on debt modification	17,000	17,000
Other	7,000	(7,000)
Adjusted EBITDA	$865,000	$910,000

Diluted loss per share	$(0.50)	$(0.37)

(a) Relates to deferral of revenues for our customer loyalty program.

Chart 10